-------------------------------



                                LICENSE AGREEMENT

                                     between

                          THE MRS. FIELDS' BRAND, INC.

                                       and

                       MRS. FIELDS' ORIGINAL COOKIES, INC.


                        --------------------------------



                         Dated as of September 18, 1996


                        --------------------------------

                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (this "Agreement") is made this September 18, 1996, by and between THE MRS. FIELDS' BRAND, INC., a Delaware corporation ("Licensor"), and MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation ("Licensee").

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Asset Purchase Agreement, dated as of August 7, 1996, among Mrs. Fields Inc., a Delaware corporation ("MFI"), certain of its subsidiaries, Capricorn Investors II, L.P., a Delaware limited partnership ("Capricorn"), and Licensee, MFI and its subsidiaries have sold and Licensee has purchased substantially all of the assets of MFI and its subsidiaries, including an undivided interest in the Pre-Existing Trade Secrets (as defined herein) but excluding certain other intellectual property owned by Mrs. Fields Development Corporation, a Delaware corporation ("MFD");

         WHEREAS, pursuant to a Licensing Assets Purchase Agreement, dated as of August 7, 1996, among MFD, Licensor and Capricorn, MFD has sold and Licensor has purchased certain intellectual property, including the Licensed Property (as defined herein) and an undivided interest in the Pre-Existing Trade Secrets; and

         WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to accept, a license to sell Licensed Products (as defined herein) under the Licensed Property upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.        DEFINITIONS

                  1.1 "Base Franchise Cash Flow" means $1,160,000 for each of the first three calendar quarters in 1997 and $2,320,000 for the last calendar quarter in 1997, $1,260,000 for each of the first three calendar quarters in 1998 and $2,520,000 for the last calendar quarter in 1998 and $1,300,000 for each of the first three calendar quarters in 1999 and the first three calendar quarters of each year thereafter and $2,600,000 for the last calendar quarter in 1999 and the last calendar quarter of each year thereafter.

                  1.1 "Base Gross Revenue" means $20,000,000 for each of the first three calendar quarters in 1997 and $40,000,000 for the last calendar quarter in 1997 and $19,000,000 for each of the first three calendar quarters in 1998 and the first three calendar quarters of each year thereafter and $38,000,000 for the last calendar quarter in 1998 and the last calendar quarter of each year thereafter.

                  1.3 "Franchise Cash Flow" means royalties, fees and other revenues received during a given calendar quarter by Licensee and its subsidiaries, whether domestic or international, from franchisees and sub-franchisees of Licensee and its subsidiaries during such quarter. Cash flow attributable to any franchised OCC Store shall not be included in the calculation of Franchise Cash Flow unless such OCC Store has been converted into a Mrs. Fields Store through the use of Mrs. Fields signage, such inclusion to commence on the first day of the first calendar month following such conversion.

                  1.5 "Gross Revenues" means the aggregate amount of all revenues from sales of products from Mrs. Fields Stores owned by Licensee and its subsidiaries, whether domestic or international, during a given calendar quarter, whether for cash or credit, less customary and usual trade discounts, sales taxes, returns, promotional giveaways, cash or other discounts and uncollectible accounts associated with the products sold at Mrs. Fields Stores owned by Licensee and its subsidiaries during such quarter. Gross Revenues do not, in any event, include Franchise Cash Flow or revenues attributable to mail order sales by the Licensee made in compliance with Section 2.1 hereof. In addition, revenues attributable to any OCC Store shall not be included in the calculation of Gross Revenue unless such OCC Store has been converted into a Mrs. Fields Store through the use of Mrs. Fields signage, such inclusion to commence on the first day of the first calendar month following such conversion.

                  1.7 "Licensed Images" means such likenesses of Debra Fields as may be approved by Licensor from time to time, including without limitation the image(s) reproduced on Exhibit A hereto.

                  1.9 "Licensed Names and Marks" means the names, trade names, trademarks, service marks and logos listed and set forth on Exhibit B hereto, as such names, trademarks, service marks and logos may be amended or changed from time to time hereafter by Licensor.

                  1.11 "Licensed Products" means (i) fresh baked cookies, brownies, muffins and croissants and any other fresh baked bakery products, and
(ii) any other items which Licensee and Licensor agree to designate as Licensed Products.

                  1.13 "Licensed Property" means the Licensed Names and Marks and the Licensed Images.

                  1.15 "Licensed Trade Secrets" means, as and when available, all recipes, techniques, processes, methods of production and commercialization and other know-how and/or improvements thereto acquired or reduced to practice after the date hereof by Licensor or Licensee which are necessary or useful for the formulation, composition, production and sale of Licensed Products.

                  1.17 "Licensee Confidential Information" means all formulations, systems, programs, procedures, manuals, confidential reports and communications, lists of customers and clients, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, employee, customer, supplier and distributor data, and all materials or information relating to the business or activities of Licensee which are maintained by Licensee as confidential (including without limitation Licensed Trade Secrets developed by Licensee) and which Licensor receives, receives access to, or has received or received access to, in whole or in part, directly or indirectly from Licensee. Information which is independently developed by Licensor or which is or becomes part of the public domain without breach of (i) this Agreement, (ii) any other agreement or instrument to which Licensor is a party or a beneficiary or any other agreement to keep the information confidential which is known to Licensor, or (iii) any duty owed to Licensee by Licensor, shall not be considered Licensee Confidential Information hereunder.

                  1.19 "Licensor Confidential Information" means all formulations, systems, programs, procedures, manuals, confidential reports and communications, lists of customers and clients, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, employee, customer, supplier and distributor data, all of the materials or information relating to the business or activities of Licensor which are maintained by Licensor as confidential (including without limitation Licensed Trade Secrets developed by Licensor) and which Licensee receives, receives access to, or has received or received access to, in whole or in part, directly or indirectly from Licensor. Information which is independently developed by Licensee or which is or becomes part of the public domain without breach of (i) this Agreement, (ii) any other agreement or instrument to which Licensee is a party or a beneficiary or any other agreement to keep the information confidential which is known to Licensee, or (iii) any duty owed to Licensor by Licensee, shall not be considered Licensor Confidential Information hereunder.

                  1.21 "Mrs. Fields Non-Traditional Outlets" means any in-store bakery outlet located in a retail grocery, fast food, convenience or other retail store or any other outlet or location (including carts and kiosks related to such outlets or locations) selling or that in the future sells any Licensed Products either directly or pursuant to a license agreement, in any such case using the Licensed Property; provided, however, that the term "Mrs. Fields Non-Traditional Outlets" shall not include Mrs. Fields Stores or any other outlet, location, cart or kiosk if its primary product is fresh baked goods other than pizzas, sandwiches, hamburgers, hot dogs, baked potatoes or other comparable non-snack, non-dessert products.

                  1.23 "Mrs. Fields Store" means any retail snack, dessert and beverage store or outlet, cart or kiosk selling or that in the future sells Licensed Products under the Licensed Property as its primary products, including but not limited to stores, outlets, carts and kiosks now or in the future owned and operated by Licensee or its subsidiaries or existing or future franchisees of Licensee or its subsidiaries. Notwithstanding the foregoing, any OCC Store shall be treated as a Mrs. Fields Store for purposes of the grant of the license under Section 2.1 hereof during the pendency of any test marketing of Licensed Products in such OCC Store for a period of up to 90 days that is completed not later than December 31, 1997 and from and after the time that such OCC Store is converted to a Mrs. Fields Store through the use of Mrs. Fields signage.

                  1.25 "OCC Stores" means the retail snack, dessert and beverage outlets bearing the Original Cookie Company name that Licensee may own, franchise or license from time to time.

                  1.27 "Pre-Existing Licenses" means each of the licenses set forth on Exhibit C hereto and all rights granted pursuant thereto without giving effect to any amendment on or after the date hereof that expands the scope of such license in a manner that would not be permitted to be made under this Agreement if made under a new license.

                  1.29   "Pre-Existing   Trade   Secrets"   means  the  recipes,
techniques, processes, methods of production and commercialization, training methods and know-how pertaining to and necessary or useful to the production and sale of Licensed Products in which each of Licensor and Licensee acquired an undivided interest from MFD as of the date hereof.

                  1.31 "Related Products" means the items, articles or food products described on Exhibit D hereto, as such may be amended or modified from time to time hereafter by Licensor and Licensee, together with all modifications, improvements and enhancements which are derived therefrom or related thereto.

     1.33 "Trade Secrets" means the Pre-Existing Trade Secrets and the Licensed Trade Secrets.

         2.         GRANT OF LICENSE

                  1.1 Licensor hereby grants to Licensee and Licensee hereby accepts from Licensor, upon the terms and conditions hereinafter specified, a license (i) to use the Licensed Property in connection with the production, marketing, sale, and distribution of Licensed Products by Mrs. Fields Stores or by a mail order system operated by Licensee or its subsidiaries (A) in the United States through Mrs. Fields Stores on an exclusive and perpetual basis,
(B) outside the United States through Mrs. Fields Stores on an exclusive basis until the third anniversary of the date hereof, and thereafter on a non-exclusive basis, and (C) in respect of the mail order system, on an exclusive basis through the second anniversary of the date hereof, (ii) to use the Licensed Names and Marks as part of its trade name for so long as it sells or franchises Licensed Products, and (iii) to sublicense (including without limitation by franchising) its rights hereunder as provided in Section 16.4 hereof. If requested to do so by Licensee prior to the second anniversary of the date hereof, and on such second anniversary Licensee is then operating a mail order system, Licensor will extend Licensee's exclusive license in respect of the mail order system on then prevailing market terms (including as to scope and term) for a license of such nature. The license pursuant to this Section 2.1 is subject to rights previously granted by Licensor to third parties pursuant to the Pre-Existing Licenses.

                  1.3 Each of Licensor and Licensee hereby grants to the other and each of Licensor and Licensee hereby accepts from the other, upon the terms and conditions hereinafter specified, a worldwide, nonexclusive, perpetual, royalty free right to use and sublicense the Licensed Trade Secrets of the other in connection with the production and sale of Licensed Products using the Licensed Property, in each case as and to the extent such party is then permitted under this Agreement to sell Licensed Products or license Licensed Property.

                  1.5 Unless approved in writing by Licensor, Licensee may not use the Licensed Property in connection with the marketing, sale and distribution of Licensed Products through a mail order system operated by a party other than Licensee or its subsidiaries.

                  1.7 Nothing herein shall be deemed to restrict Licensor's ability to grant licenses to third parties to sell or offer for sale the Licensed Products at or through Mrs. Fields Non-Traditional Outlets; provided, however, that Licensor shall not, for so long as Licensee shall have an exclusive license under this Agreement relating to a mail order system, directly or through licensees other than Licensee, market, sell or distribute Licensed Products using the Licensed Property through a mail order system.

                  1.9 Each of Licensor and Licensee agrees that it will not engage in any activity that violates any franchise or other law.

                  1.11 From time to time during the term hereof, Licensee may, at its sole discretion, construct, equip and operate, or franchise, additional Mrs. Fields Stores. Within 30 days prior to the opening or franchising of any such additional Mrs. Fields Store, Licensee shall provide Licensor notice of such opening or franchising.

                  1.13 From time to time during the term hereof, and at its sole discretion, Licensee may cease, or cause to cease, the operating of any Mrs. Fields Store, and shall notify Licensor within 30 days following any cessation of the operation of any Mrs. Fields Store (however caused).

         2.        ROYALTIES

                  1.1 Licensee shall pay Licensor a royalty for each calendar quarter beginning with the quarter ended March 31, 1997 equal to the sum of (a) 4.5% of any Gross Revenue in excess of the Base Gross Revenue for such quarter and (b) 35% of any Franchise Cash Flow in excess of the Base Franchise Cash Flow for such quarter. Any such royalties payable by Licensee shall be paid in cash to Licensor within 30 calendar days following the end of the relevant calendar quarter, subject to any recoupment provided in Section 3.2 hereof.

                  1.3 Licensee shall be entitled to recoup amounts paid by it pursuant to Section 7.2(b) in reimbursement of Licensor's direct costs in obtaining or maintaining registration of the Licensed Property by reducing royalty payments otherwise being made pursuant to Section 3.1 hereof in the following circumstances: (a) in the case of reimbursement costs incurred directly by Licensee with respect to any jurisdiction where registration is obtained at the request of Licensee, such reimbursement costs shall be recouped dollar for dollar but with no additional compensation, and (b) in the case of reimbursement costs incurred directly by Licensee with respect to any jurisdiction not covered by clause (a), such reimbursement costs shall be recouped dollar for dollar with additional compensation of a 20% annual return from the date of the reimbursement. In either case, the recoupment shall be effected by subtracting from the royalty otherwise due an amount equal to the lesser of the amount of then unreimbursed costs (including any required return) and the amount of royalty attributable to revenues from such jurisdiction (treating such revenues as the last revenues earned for the relevant quarter).

                  1.5 Upon reasonable request and 30 days' notice, Licensor shall have the right to inspect and audit the books and records of Licensee to insure the accurate payment of royalties hereunder.

         1.        DISCLOSURE OF THE LICENSED TRADE SECRETS AND
                  ASSISTANCE

                  1.1 Each of Licensee and Licensor agrees to disclose the Licensed Trade Secrets developed by it to the other party at such other party's cost and expense upon request by any reasonable means requested by such other party, including without limitation through the training of, meeting with, or other communication with officers or employees designated by it, or the transfer of written documentation.

         2.        LICENSOR CONFIDENTIAL INFORMATION

                  1.1 Licensee understands that the Licensor Confidential Information is secret, proprietary and of great value to Licensor, which value may be impaired if the secrecy of the Licensor Confidential Information is not maintained.

                  1.3 Licensor has taken and will continue to take reasonable security measures to preserve and protect the secrecy of the Licensor Confidential Information and Licensee agrees to take all measures reasonably necessary, including, without limitation, the measures hereinafter specified, to protect the secrecy of such information in order to prevent it from falling into the public domain or into the possession of persons not bound to maintain the secrecy of such information.

                  1.5 Licensee agrees not to disclose Licensor Confidential Information obtained pursuant to this Agreement or otherwise, either directly or indirectly, to any person or entity (other than Licensee's subsidiaries, franchisees, sublicensees and manufacturers to whom disclosure is necessary for the production and sale of the Licensed Products and who have executed agreements containing the confidentiality terms of this Agreement and other than to the Licensee's and its subsidiaries' respective stockholders, directors, officers, employees and their agents who have been advised of the confidential nature of such information and been directed to preserve its confidentiality), during the term of this Agreement or at any time following the expiration or termination of this Agreement.

                  1.7 Licensee shall exercise reasonable precautions to safeguard the secrecy of the Licensor Confidential Information disclosed pursuant hereto and to prevent the unauthorized disclosure thereof to anyone other than the parties described in Section 5.3; provided, however, that Licensee shall in any event exercise such precautions of the nature and type consistent with the precautions Licensee takes to protect its own confidential information.

         1.        LICENSEE CONFIDENTIAL INFORMATION

                  1.1 Licensor understands that the Licensee Confidential Information disclosed to Licensor by Licensee under this Agreement is secret, proprietary and of great value to Licensee, and that such value may be impaired if the secrecy of the Licensee Confidential Information is not maintained.

                  1.1 Licensee has taken and will continue to take reasonable security measures to preserve and protect the secrecy of the Licensee Confidential Information and Licensor agrees to take all measures reasonably necessary, including, without limitation, the measures hereinafter specified, to protect the secrecy of such information in order to prevent it from falling into the public domain or into the possession of persons not bound to maintain the secrecy of such information.

                  1.3 Licensor agrees not to disclose the Licensee Confidential Information obtained pursuant to this Agreement or otherwise, either directly or indirectly, to any person or entity (other than Licensor's subsidiaries, licensees, sublicensees and manufacturers who have executed agreements containing the confidentiality terms of this Agreement and other than to the Licensor's and its subsidiaries' respective stockholders, directors, officers, employees and their agents who have been advised of the confidential nature of such information and been directed to preserve its confidentiality), during the term of this Agreement or at any time following the expiration or termination of this Agreement.

                  1.5 Licensor shall exercise reasonable precautions to safeguard the secrecy of the Licensee Confidential Information disclosed pursuant hereto and to prevent the unauthorized disclosure thereof to anyone other than the parties described in Section 6.3; provided, however, that Licensor shall in any event exercise such precautions of the nature and type consistent with the precautions Licensor takes to protect its own confidential information.

         2.        COVENANTS

     1.1 Licensee acknowledges, agrees and covenants as follows:

     a () Unless Licensor consents in writing, Licensee shall use the Licensed Property:

     (i) only for the purposes of and pursuant to this Agreement; and

     (i) with respect to the Licensed Names and Marks, only in a manner consistent with the scope of the relevant registrations of the Licensed Names and Marks. b () Licensee will not, during the term of this Agreement or thereafter, challenge the title or any rights of Licensor in and to any of the Licensed Property or in or to any of the Trade Secrets (other than Licensed Trade Secrets developed by Licensee) or the use thereof in Mrs. Fields Non-Traditional Outlets or attack the validity of this Agreement or any Pre-Existing Licenses.

     d () Licensee will assist Licensor, at Licensor's request, cost and expense, to the extent necessary, in the procurement of any protection or to protect any of Licensor's rights in the Licensed Property. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Licensed Property which may come to Licensee's attention. Licensor may commence or prosecute any claims or suits of infringement of any of the Licensed Property in its own name if Licensor determines, in its reasonable business judgment, that such action is necessary or appropriate to protect the Licensed Property, and, if such claim or suit pertains to any Licensed Products, Licensor may join Licensee as a party thereto. In the event Licensor does not decide to institute any suit or take any action on account of any such infringements or imitations, with the written consent of Licensor, Licensee may take such action if it so chooses and shall keep Licensor informed thereof; provided, however, that Licensor shall reimburse Licensee for costs incurred by Licensee in connection with defending against such infringements or imitations.

     f () Licensee agrees to use the registration symbol "R" in connection with its use of the Licensed Names and Marks which are registered trademarks.

     h () Licensee will take (or cause to be taken) at its own expense all steps necessary to maintain the confidentiality of the Trade Secrets in accordance with all relevant laws.

     j () Licensee will do nothing to destroy, impair or in any way impede the effect and validity of the Licensed Names and Marks.

     l () Licensee will use its reasonable efforts to provide to Licensor and any of its licensees access to and the right to receive cookie dough, cookie tins, promotional materials and other supplies as MFI or MFD has customarily provided to its licensees pursuant to any production agreement, contract or arrangements of Licensee (including without limitation shipping arrangements) now or hereafter in effect on terms and conditions comparable to those under which Licensee purchases and receives shipments of cookie dough or such other items; provided, that Licensor or its licensees shall be solely responsible for making any required payments to the other parties to such agreements, contracts or arrangements.

     1.2 Licensor acknowledges, agrees and covenants as follows:

     1.4 a () Licensor will not, during the term of this Agreement or thereafter, challenge the title or any rights of Licensee in and to any of the Trade Secrets (other than Licensed Trade Secrets developed by Licensor) or the use thereof in Mrs. Fields Stores or attack the validity of this Agreement.

     c () Licensor will take (or cause to be taken) all steps necessary to prepare, execute, and file all documents, notices, applications, registrations and timely renewals thereof or other documents required or necessary for the protection and maintenance of the Licensed Property in any jurisdiction in which Licensor currently owns or may in the future, as requested by Licensee, own intellectual property, it being agreed and understood that (i) Licensor shall take such actions at its own expense in jurisdictions where its licensing activities (other than under this Licensing Agreement) require such actions for the protection and maintenance of the Licensed Property in such jurisdiction and
(ii) Licensor may condition its taking such actions in other jurisdictions on receiving reimbursement from Licensee for Licensor's expenses in connection therewith; provided, however, that should Licensor undertake licensing activities (other than under this Licensing Agreement) in jurisdictions where Licensee has made reimbursement pursuant to clause (ii), Licensor shall promptly pay to Licensee the amounts previously so reimbursed by Licensee with respect to such jurisdiction less any amount recouped by Licensee in respect thereof pursuant to Section 3.2 hereof.

     e () Other than pursuant to the Pre-Existing Licenses, Licensor shall not sell, or license (including without limitation by franchising) third parties to sell, Licensed Products (i) through a mail order system for so long as Licensee shall have an exclusive license under this Agreement relating to a mail order system, (ii) otherwise in the United States other than through Mrs. Fields Non-Traditional Outlets or (iii) otherwise outside the United States other than through Mrs. Fields Non-Traditional Outlets until the third anniversary of the date hereof .

     g () Licensor will take (or cause to be taken) at its own expense all steps necessary to maintain the confidentiality of the Trade Secrets in accordance with all relevant laws.

         1.        REPRESENTATIONS AND WARRANTIES

                  1.1         Licensee represents and warrants as follows:

     a () Licensee has full power and authority to enter into this Agreement and the transactions contemplated hereby, and the entering into of this Agreement does not contravene, infringe upon or constitute a default under any agreement or covenant to which Licensee is a party or violate or conflict with any law or regulation by which it is bound.

     a () No filing, registration, approval or consent of any governmental agency or instrumentality or of any stock exchange authority heretofore not obtained is required for the authorization, delivery or performance by Licensee of this Agreement.

                  1.2         Licensor represents and warrants as follows:

     a () Licensor has full power and authority to enter into this Agreement and the transactions contemplated hereby, and the entering into of this Agreement by Licensor does not contravene, infringe upon or constitute a default under any agreement or covenant to which Licensor is a party or violate or conflict with any law or regulation by which it is bound.

     c () No filing, registration, approval or consent of any governmental agency or instrumentality or of any stock exchange authority heretofore not obtained is required for the authorization, delivery or performance by Licensor of this Agreement.

     e () Subject to the Pre-Existing Licenses, the pledge of the Licensed Property as security for Licensor's obligations under its debt instruments and Licensee's rights under this Agreement, Licensor owns all right and title, free and clear of any claims or encumbrances, in and to the Licensed Names and Marks, and it possesses the rights to use the Licensed Images, without encumbrance, and Licensee's use of the foregoing, as authorized hereunder, to the best of Licensor's knowledge, will not violate or infringe any rights of any third party.

         2.        QUALITY CONTROL

                  1.1 For the protection of the goodwill associated with the Licensed Property, Licensee will, and will cause its franchisees and sublicensees to, only sell Licensed Products consistent with the good quality, reputation and business integrity associated with the Licensed Property and Licensed Products as of the date hereof, and in connection therewith and consistent with the past practice of Mrs. Fields Inc. shall use only premium ingredients and employ and follow recipes in order to make Licensed Products of such quality, reputation and integrity.

                  1.1 Licensee will, and will cause its franchisees and sublicensees to, conduct and operate Mrs. Fields Stores and Licensee will conduct and operate its mail order operations so as to preserve the business integrity and good reputation of Licensor and consistent with the past practice of Mrs. Fields Inc.; and Licensee will refrain from all activity involving any significant risk of bringing any of the Licensed Property into disrepute or in any way damaging any of the Licensed Property, and Licensee shall not, and shall not permit any franchisee or sublicensee to, use the Licensed Property to sell any products which are not Licensed Products or Related Products in Mrs. Fields Stores or in Licensee's mail order system, as such may be amended, modified or restated from time to time hereafter.

                  1.3 The Licensed Products shall be of the high quality and standards associated with the Licensed Property as of the date hereof, and shall be of such style, appearance and quality as to be adequate for the protection and enhancement of the Licensed Property and the goodwill pertaining thereto; and will be prepared and sold in accordance with all applicable laws.

                  1.5 Licensor may request representative samples of the Licensed Products from Licensee and if, at any time, Licensor deems the quality of such products to be below the quality control standards in effect as of the date hereof, Licensor may so notify Licensee, in writing, and Licensee will promptly bring such sub-standard products up to the aforesaid quality control standards as soon as reasonably practicable but in any event within 30 days.

                  1.7 Licensor shall have the right to inspect Mrs. Fields Stores at any reasonable time and without notice, to the extent any such inspection would not violate a franchise agreement, if any, relating to the Mrs. Fields Store to be inspected, to determine whether Licensee's operations, including, but not limited to, use of the Licensed Names and Marks and the Licensed Products, are consistent with the standards set forth in this Agreement. In this connection, Licensee agrees to use its reasonable efforts in connection with entering into new franchise agreements to ensure that any such inspection will be permitted thereunder. All inspections shall be made in a manner so as to minimize any disruption to Mrs. Fields Stores. If Licensor determines such operations do not comply with such standards and so notifies Licensee of the same, Licensee shall thereafter take such steps or actions necessary to bring its operations into compliance with such standards as soon as reasonably practicable but in any event within 30 days.

         1.        DEVELOPMENT OF NEW PRODUCTS

                  1.1 The parties acknowledge that Licensee may, from time to time, develop new Licensed Products (and related Licensed Trade Secrets) that it intends to offer for sale in Mrs. Fields Stores or through its mail order system under the Licensed Names and Marks. Any such Licensed Product (and related Licensed Trade Secrets) shall be made available by Licensee for license to third parties by Licensor under the Licensed Names and Marks where Licensor is then permitted under this Agreement to provide such license, without other consideration to Licensee than the mutual covenants and considerations of this Agreement.

                  1.1 The parties acknowledge that Licensor may, from time to time, develop new products (and related Licensed Trade Secrets) and, subject to its compliance with Section 7.2(c) hereof, license such products to third parties for sale under the Licensed Names and Marks. Any such products which are Licensed Products (and related Licensed Trade Secrets) shall be made available by Licensor for sale or license (including without limitation by franchising) where Licensee is then permitted under this Agreement to make such sale or provide such license, without other consideration to Licensor than the mutual covenants and considerations of this Agreement.

     2. PROPERTY OF LICENSOR; PROPERTY OF LICENSEE; OTHER OPERATIONS OF LICENSEE

                  1.1 Licensee recognizes the value of the goodwill associated with the Licensed Names and Marks and acknowledges that the Licensed Names and Marks and all rights therein and goodwill pertaining thereto belong exclusively to Licensor.

                  1.3 Each of Licensor and Licensee (i) acknowledges that the other party has an undivided interest in the Pre-Existing Trade Secrets, (ii) agrees that, unless the other party consents in writing, it shall use the Trade Secrets only in connection with the sale of Licensed Products using the Licensed Property, and (iii) agrees that it shall maintain the Pre-Existing Trade Secrets in the strictest confidence, in accordance with standards at least as high as those set forth in Sections 5 and 6 hereof.

                  1.5 Licensor acknowledges that Licensee may operate and/or license others to operate cookie shops, restaurant operations or other food retail or wholesale sales or service outlets under various trade names and trademarks other than the Licensed Names and Marks, and that nothing in this Agreement shall be deemed to restrict Licensee from operating or licensing any cookie shops, restaurants or other operations under any other trade names or trademarks or at any location that does not utilize the Licensed Property.

         1.        CURE PERIOD

                  1.1 In the event that Licensor determines that Licensee has breached the quality control standards described in Section 9 hereof, Licensee shall have 90 days following notice thereof by Licensor to cure the same as provided in such Section 9; provided, however, that Licensee shall have such additional time to cure such breach following such 90 day period for so long as such breach is by its nature curable and Licensee continues to diligently attempt to cure such breach; provided, however, that in any case such breach is cured within 360 days after the initial notice thereof.

         1.        INDEMNIFICATION

                  1.1 Licensor agrees to indemnify, defend and hold Licensee harmless from any claims, liabilities, lawsuits, demands, actions, damages and expenses (including reasonable attorneys' fees) (collectively, "Damages")
arising from or out of (i) any breach of the agreements, covenants, representations or warranties of Licensor contained in this Agreement, (ii) any damages or injury to any person, including, but not limited to customers, employees of Licensor, and members of the public, suffered and incurred on or about stores or locations, or arising out of mail order activities, of licensees of Licensor (other than Licensee) or sublicensees of Licensor, or (iii) the activities hereunder of Licensor, including without limitation activities arising under sublicense or franchise agreements to which Licensee may from time to time be a party, other than any such Damages which arise due to the gross negligence or wrongful acts of Licensee or its sublicensees or franchisees.

                  1.3 Licensee agrees to indemnify, defend and hold Licensor harmless from and against any and all Damages arising from or out of (i) any breach of the agreements, covenants, representations, or warranties of Licensee contained in this Agreement, (ii) any damages or injury to any person, including, but not limited to customers, employees of Licensee, and members of the public, suffered and incurred on or about Mrs. Fields Stores or arising out of mail order activities of the Licensee hereunder or sublicensees of Licensee, or (iii) the activities hereunder of Licensee, including without limitation activities under license agreements to which Licensor may from time to time be a party other than any such Damages to the extent attributable to the gross negligence or wrongful acts of Licensor or its sublicensees or franchisees.

         1.        MANAGEMENT ARRANGEMENTS

                  1.1 Licensee will provide to Licensor reasonable managerial and administrative support as requested by it, subject to the right of each party to terminate such arrangement upon not less than six months' written notice, and in connection therewith Licensor (acting through its Board of Managers) and Licensee (acting through its Board of Directors) will by the end of January for each year beginning in 1997, establish a budget in reasonable detail for the costs expected to be reimbursed by Licensor under this Section
14.1 for such year. Licensor will reimburse Licensee quarterly for such managerial and administrative support in an amount equal to all direct costs and indirect costs allocated on a reasonable basis incurred by Licensee in the applicable fiscal quarter in connection with providing such support, including for compensation paid to personnel substantially dedicated to Licensor's operations, provided that the costs to be reimbursed in any calendar year shall not exceed the costs budgeted for such year in the budget for such year. Such reimbursement shall be made on a quarterly basis within 30 days following receipt by Licensor of a bill summarizing such costs in reasonable detail.

         1.        NOTICES

                  1.1 All notices provided by this Agreement shall be in writing and shall be given by overnight courier, facsimile transmission, or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of delivery:

         To Licensee:      Mrs. Fields' Original Cookies,
                                         Inc.
                        c/o Capricorn Investors II, L.P.
                                 30 East Elm St.
                          Greenwich, Connecticut 06830
                         Attention: Herbert S. Winokur,Jr.
                               Fax: (203) 861-6671

                  with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                           Attention: Randall H. Doud
                               Fax: (212) 735-3636

         To Licensor:      The Mrs. Fields' Brand, Inc.
                        c/o Capricorn Investors II, L.P.
                                 30 East Elm St.
                          Greenwich, Connecticut 06830
                         Attention: Herbert S. Winokur,Jr.
                               Fax: (203) 861-6671

                  with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                           Attention: Randall H. Doud
                               Fax: (212) 735-3636

         1.        GENERAL PROVISIONS

                  1.1 Independent Contractors. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Licensor and Licensee are and shall be independent contractors, and that nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose whatsoever.

                  1.1 Entire Agreement. This Agreement and the Exhibits and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

 . Should any provision of this Agreement for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

 . This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns. Licensee may not assign its
respective   rights  and  obligations   hereunder  except  to  its  wholly-owned
subsidiaries, its parent company, or a wholly-owned subsidiary of its parent company, or pursuant to the sale of all or substantially all of its assets; provided that Licensee may assign its rights hereunder as security for its obligations, including its obligations under its debt instruments. Subject to
Sections  2.1  and  2.3  Licensee  may  freely  sublicense   (including  without
limitation by franchising) its rights hereunder pursuant to franchise and international sublicense agreements in the nature of franchise agreements consistent in form and substance with those used by Mrs. Fields Inc. as of the date hereof with such material variations therefrom to be approved by Licensor in its sole reasonable discretion.

 . This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by either party to comply with any term or provision of this Agreement may be waived by the other party at any time by an instrument in writing signed by or on behalf of both parties, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. . This Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

 . This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 . The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Reference in this Agreement to "subsidiaries" of Licensee shall be deemed to include any corporation, limited liability company, partnership or other entity of which Licensee or other subsidiaries owns at least 50% of the voting common stock or equivalent security.

                  1.15 Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

 . The parties will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. Licensee and Licensor shall each appoint two individuals to a four-person committee, which committee will oversee the negotiation of all disputes arising hereunder. All disputes shall be first submitted to such committee for negotiation before instituting any formal mediation or arbitration. If such negotiations fail, then such dispute will be mediated by a mediator mutually acceptable to the parties. By mutual agreement, however, the parties may postpone mediation until they have each completed some specified but limited discovery regarding the dispute. The parties may also mutually agree to replace mediation with some other form of alternative dispute resolution ("ADR"), such as neutral fact-finding or a mini-trial. Any dispute which the parties cannot resolve through negotiation, mediation, or another form of ADR within 60 days may be submitted to binding arbitration, in accordance with Section 16.11.

 . Except as set forth in Section 16.10, and in this Section, any controversy, claim, or dispute arising out of or related to this Agreement, or the breach or alleged breach hereof, will be submitted by the parties for arbitration by the American Arbitration Association in the City of New York, New York, United States, in accordance with the international commercial arbitration rules then in effect of the American Arbitration Association (the "AAA Rules") by three arbitrators appointed in accordance with the AAA Rules. The decision of the arbitrators shall be final and binding, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The award rendered by the arbitration board shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses. The parties shall be entitled to discovery as provided in the AAA Rules. A transcribed record of the proceedings shall be prepared in English. Nothing in this Agreement shall prevent either party from seeking injunctive relief (or any other provisional remedy or equitable relief) from any court having jurisdiction over the parties and the subject matter of the dispute to protect their respective rights.

                  1.21 Further Assurances. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MRS. FIELDS' ORIGINAL COOKIES, INC.



                                        By:/s/Herbeet S. Winokur
                                        Name:Herbert S. Winokur
                                        Title:President

                                        THE MRS. FIELDS' BRAND, INC.



                                        By:/s/Herbet S. Winokur
                                      Name:Herbert S. Winokur
                                     Title:President

                                    EXHIBIT A

                                 LICENSED IMAGES

                                    EXHIBIT B

                            LICENSED NAMES AND MARKS

                                    EXHIBIT C

                              PRE-EXISTING LICENSES

0118466.21-01S6a
                                    EXHIBIT D

                                RELATED PRODUCTS